UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 15, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2007 Millennium Cell Inc. (the “Company”) and certain accredited investors (the “Buyers”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which the Company agreed to sell to such Buyers and such Buyers agreed to purchase from the Company (i) $6,000,000 aggregate principal amount of the Company’s Unsecured Convertible Debentures (the “Convertible Debentures”) and (ii) warrants (“Warrants”) to purchase a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) equal to approximately 35% of the number of shares underlying the Convertible Debentures. The aggregate purchase price payable under the Securities Purchase Agreement is $6,000,000, less $50,000 for the reimbursement of legal fees incurred by one of the Buyers in connection with transaction.

In connection with the Purchase Agreement, on February 15, 2007 the Company and the Buyers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) and the Company and certain of its stockholders entered into a Voting Agreement (the “Voting Agreement”). The terms of the Purchase Agreement, the form of Convertible Debenture, the form of Warrant, the Registration Rights Agreement and the Voting Agreement (collectively, the “Transaction Documents”) are summarized below. Such summaries are qualified in their entirety by the full text of the Transaction Documents, each of which is attached as an exhibit to this Current Report on Form 8-K.

Purchase Agreement

Under the Purchase Agreement, the Company agreed to sell and issue to each Buyer, and each Buyer agreed to purchase from the Company, for a purchase price equal to $1,000 for each $1,000 of principal amount of Convertible Debentures purchased, the aggregate principal amount of Convertible Debentures and the number of Warrants set forth opposite such Buyer’s name in the Schedule of Buyers attached to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Buyers, including (A) with respect to the Company, agreements to (i) indemnify the Buyers for, among other things, losses incurred as a result of breaches of the Company’s representations, warranties and covenants under the Purchase Agreement and certain third party actions relating to the Purchase Agreement, (ii) provide the Buyers with certain rights with respect to future equity offerings by the Company (including (x) the right to purchase (on a pro rata basis) 30% of equity offerings conducted within 24 months of the closing of the sale of the Convertible Debentures and (y) the right to cause the Convertible Debentures and the Warrants to be amended to incorporate the terms of any pari passu debt instruments (and any warrants issued therewith) issued by the Company while the Convertible Debentures are outstanding, to the extent such instruments are more beneficial than the Convertible Debentures and/or the Warrants, as applicable), (iii) seek stockholder approval of the issuance of the shares underlying the Convertible Debentures and the Warrants at a stockholder meeting to be held no later than May 31, 2007 and, if such approval is not obtained, to cause another stockholder meeting to be held within six months thereafter (or every six months thereafter) for the purpose of obtaining such approval and, (B) with respect to the Buyers, the waiver by any Buyer who is a holder of the Company’s Series C2 Convertible Preferred Stock (or a holder of any warrants that were issued therewith) of any right to an antidilutive price adjustment that such Buyer would otherwise be entitled to as a result of the issuance of the Convertible Debentures and the Warrants.

Convertible Debentures

Maturity. Each Convertible Debenture will have a stated maturity date on the second anniversary of issuance, which date may be extended by the holder under certain circumstances or extended by the mutual agreement of the Company and the holder for 30 days (or other mutually agreed upon period) on up to six occasions.

Interest. Interest on outstanding principal amounts under each Convertible Debenture is payable by the Company on a quarterly basis at the rate of 8.25% per annum. Subject to the satisfaction of certain “equity conditions” (which include, among other things, the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the resale of the shares underling the Convertible Debentures or the exemption of such registration under Rule 144(k) under the Securities Act), interest is payable in shares of Common Stock, provided, that, the Company may elect, upon notice to the holder, to pay interest in cash or a combination of cash and Common Stock. Interest paid in shares of Common Stock is payable at a price per share equal to the lower of (i) the applicable conversion price under the Convertible Debentures and (ii) 91% of the volume weighted average price of the Common Stock during the five (5) trading days preceding the applicable interest payment date. Interest may not be paid in shares of Common Stock if the market price of the Common Stock is less than $1.00, unless the holder otherwise consents.

Conversion by the Holder

At the Initial Conversion Price. At the election of the holder, the outstanding principal amount (plus any accrued but unpaid interest) under each Convertible Debenture may be converted into shares of Common Stock at an “initial conversion price” of $1.42.

At the Revised Conversion Price. At any time after the earlier of (i) effective date of the registration statement registering the resale of the shares underlying the Convertible Debentures and the Warrants (the “Underlying Shares”) and (ii) June 15, 2007, each holder may elect to convert, subject to the limits described below, the outstanding principal amount (plus any accrued but unpaid interest) under its Convertible Debenture into shares of Common Stock at the “revised conversion price,” which is calculated as the lower of (i) the initial conversion price and (ii) 91% of the arithmetic average of the volume weighted average price of the Common Stock for the 10 consecutive trading days preceding the holder’s notice of conversion. The holders may not convert more than $1,000,000 (and no holder may convert more than its pro rata portion of such amount) of Convertible Debentures at the revised conversion price during any 10 trading day period. In addition, the Company has a one time right, upon notice to all of the holders, to prohibit holder conversions at the revised conversion price for a period not to exceed 20 trading days.

Conversion by the Company

At the Initial Conversion Price. At any time after the first anniversary of the effectiveness of the registration statement registering the resale of the Underlying Shares, the Company may elect to convert, at the initial conversion price, all or any portion of the outstanding principal amount of each Convertible Debenture (plus accrued but unpaid interest) if (i) the closing price for the Company’s Common Stock for each of the 15 trading days immediately preceding the Company’s election notice is equal to or greater than 135% of the initial conversion price and (ii) the “equity conditions” (as defined in the Convertible Debentures) are satisfied during such period. The effective date of such a conversion by the Company must be at least 20 trading days after the Company’s conversion notice but not more than 60 days after such notice. If there is an equity conditions failure between the conversion notice by the Company and the effective date of the conversion, the holder may elect to void the conversion notice.

At the Revised Conversion Price. The Company may elect to convert, at the revised conversion price, up to $500,000 aggregate principal amount of Convertible Debentures (on a pro rata basis with respect to each holder) if the forced conversion conditions are satisfied. The “forced conversion conditions” are (i) the satisfaction of the equity conditions during the five (5) trading day period preceding the conversion notice, (ii) if the closing price of the Common Stock on the date of the conversion notice is $1.00 or greater, that such closing price is greater than 109% of the revised conversion price and, if the closing price of the Common Stock on the date of conversion is less than $1.00, that such closing price is greater than 115% of the revised conversion price, and (iii) that less than $2,000,000 of the Company’s Series C2 Convertible Preferred Stock is outstanding at the time of the conversion notice. The Company may not deliver a forced conversion notice within 10 trading days of another forced conversion notice or within 10 trading days of a conversion notice for a conversion at the initial conversion price as described above.

Limitations on Conversion. No Convertible Debenture may be converted to the extent that it would result in the holder (together with its affiliates) owning more than 4.99% of the outstanding Common Stock immediately prior to such conversion. A holder may decrease or increase this maximum percentage up to a maximum percentage of 9.99%. Any such decrease or increase is not effective until 61 days after the delivery of a notice to decrease or increase, as applicable.

In addition, until the Company’s stockholders approve the issuance of the Common Stock underlying the Convertible Debentures and the Warrants in accordance with the Nasdaq Marketplace Rules, the Company is not obligated to issue shares of Common Stock upon conversion of a Convertible Debenture or upon exercise of a Warrant if such conversion or exercise would result in the Company issuing shares of Common Stock in excess of what is then permitted by the Nasdaq Marketplace Rules. As disclosed above, the Company has agreed to solicit the approval of its stockholders at a stockholder meeting to be held no later than May 31, 2007 to authorize the potential issuance of more than 19.99% of the Company’s outstanding shares of Common Stock (as of the date prior to the sale), to the extent necessary for the issuance of the maximum number of shares underlying the Convertible Debentures and the Warrants.

Conversion Price Adjustments. Except with respect to issuances of certain “excluded securities” described in the Convertible Debentures, the conversion price under the Convertible Debentures is subject to weighted-average antidilution adjustment in the event that the Company issues shares of Common Stock or securities that are convertible, exercisable or exchangeable for shares of Common Stock at a per share price that is lower than the conversion price then in effect under the Convertible Debentures.

Events of Default. Any one of the following events is an event of default under the Convertible Debentures: (i) any default in the payment of any amount due under the Convertible Debentures or the payment of liquidated damages under the Registration Rights Agreement, (ii) any bankruptcy event (as defined in the Convertible Debentures), (iii) the delisting or suspension from listing of the Common Stock on an “eligible market” for more than five (5) consecutive trading days or more than an aggregate of 10 trading days during any 365 day period, (iv) the Company’s failure to deliver Underlying Shares prior to the fifth business day after the applicable conversion date, (v) the Company’s failure to have a sufficient number of authorized and unreserved shares of Common Stock for issuance upon conversion of the Convertible Debentures, (vi) while the Company is required to maintain the effectiveness of the registration statement under the Registration Rights Agreement, such effectiveness lapses for any reason or the holder is not permitted to resell shares thereunder, in either case for more than seven consecutive trading days or an aggregate of 20 trading days, (vii) any breach by the Company of certain restrictive covenants described in the Convertible Debentures (which restrictive covenants are summarized below), (viii) the Company’s breach of any representation or warranty or the Company’s default in the timely performance of any covenant or obligation under the Transaction Documents (unless such default is curable and is cured within 10 trading days), (ix) the failure of the Company to file the registration statement required under the Registration Rights Agreement within 60 days after the filing deadline set forth therein or the failure of such registration statement to become effective on or prior to the date that is 60 days after the applicable effectiveness deadline under the Registration Rights Agreement, (x) the default by the Company or any subsidiary in any obligation under (1) any debenture, mortgage, credit agreement, credit facility, indenture agreement, factoring agreement or other instrument (other than permitted pari passu indebtedness, as defined below) relating to indebtedness exceeding $250,000 or (2) permitted pari passu indebtedness in any amount, (xi) a final judgment for the payment of money in excess of $250,000 is rendered against the Company or any subsidiary of the Company which is not discharged within 60 days, or (xii) the occurrence of an event of default under any other Convertible Debenture.

Assumption by Successor. The Convertible Debentures provide that the Company will not enter into or be a party to a “fundamental transaction” (which includes a merger or consolidation of the Company, a sale of more than 50% of the Company’s outstanding shares of Common Stock and a sale of all or substantially all of the Company’s assets), unless the successor entity assumes in writing all of the Company’s obligations under the Convertible Debentures. The Convertible Debentures also provide that the Company make appropriate provision so that after giving effect to a fundamental transaction, the holder has the right to receive, upon conversion of the Convertible Debenture, such securities or other assets received by the holders of Common Stock in such amounts as such the holder would have been entitled to receive had such holder converted the Convertible Debenture immediately prior to such fundamental transaction.

Participation. The holders of the Debentures are entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders had converted their Convertible Debentures into Common Stock as of the record date for such dividends and distributions.

Notice of Events. The Company is required to give the holders advance written notice of certain corporate events at least 20 calendar days prior to the record date for such events.

Redemption

Redemption upon an Event of Default. Upon an event of default, a holder has the right to require the Company to redeem its Convertible Debenture at a price equal to the greater of (i) 120% of the outstanding principal amount under the Convertible Debenture, plus accrued and unpaid interest and (ii) an amount equal to the outstanding principal amount under the Convertible Debentures divided by the then applicable conversion price. If the event of default is a bankruptcy event, the amount under clause (i) above is 100% of the outstanding principal amount under the Convertible Debenture, plus accrued and unpaid interest.

Redemption upon a Change of Control. During the period commencing on a holder’s receipt of the Company’s notice of a change of control and ending on the 20th trading day after such change of control, such holder may require the Company to redeem such holder’s Convertible Debenture at a price equal to the sum of (I) the greater of (i) the product of (x) the principal amount of the Convertible Debentures to be redeemed plus accrued and unpaid interest thereon and (y) the quotient determined by dividing (A) the greater of (1) the closing price of the Common Stock immediately preceding the commencement of the change of control, (2) the closing price of the Common Stock immediately following the public announcement of the change of control and (3) the closing price of the Common Stock immediately prior to the public announcement of the change of control by (B) the conversion price and (ii) 120% of the principal amount of the Convertible Debentures to be redeemed plus all accrued and unpaid interest thereon and (II) all other amounts, costs, expenses and liquidated damages due in respect of such Convertible Debentures.

Redemption if Series C2 Preferred Stock is Outstanding as of March 31, 2008. If any shares of the Company’s shares of Series C2 Convertible Preferred Stock are outstanding as of March 31, 2008, the holder may require the Company to redeem all or any portion of the outstanding principal amount of its Convertible Debenture at a price equal to the sum of (i) such outstanding principal amount, (ii) all accrued and unpaid interest thereon and (iii) all other amounts, costs, expenses and liquidated damages due in respect of such Convertible Debenture.

Restrictive Covenants

Indebtedness. As long as the Convertible Debentures are outstanding, the Company may not and may not permit any of its subsidiaries to, incur any indebtedness except for indebtedness under the Convertible Debentures and permitted indebtedness. “Permitted indebtedness” is (i) unsecured indebtedness that is subordinate to the indebtedness evidenced by the Convertible Debentures that (1) does not provide for payment prior to 91 days after the maturity date of the Convertible Debentures and (2) does not require payment of a rate of interest that exceeds the interest rate under the Convertible Debentures, (ii) indebtedness of the Company and any subsidiary of the Company that exists on the Closing Date and that was disclosed in the disclosure schedules to the Purchase Agreement, (iii) indebtedness secured by permitted liens (as defined in the Convertible Debenture), (iv) permitted pari passu indebtedness (defined below), (v) indebtedness under each Convertible Debenture and (vi) extensions, refinancings and renewals of the foregoing, provided, that, the principal amount of such indebtedness is not increased and the terms of such indebtedness are not modified to impose more burdensome terms upon the Company. “Permitted pari passu indebtedness” is indebtedness of the Company or any subsidiary that is pari passu in right of payment to the indebtedness evidenced by the Convertible Debentures and which does not provide at any time (other than upon acceleration following the occurrence of an event of default or upon refinancing in accordance with the terms of the Convertible Debenture) for repayment until at least 91 days after the maturity date of the Convertible Debentures and does not at any time have an aggregate outstanding amount in excess of $10,000,000.

Existence of Liens. Neither the Company nor its subsidiaries may permit any lien upon any of its property or assets except for “permitted liens” (which includes, among other things, liens securing indebtedness incurred in connection with the financing and/or consummation of any strategic transaction by the Company or any subsidiary, but only if and to the extent that the closing sale price of the Common Stock exceeds 150% of the initial conversion price at such time and provided that such lien only secures the equity or assets being acquired).

Restricted Payments. The Company may not redeem or make any repayment of all or any portion of permitted indebtedness during an event of default under the Convertible Debentures or if such payment would cause such an event of default.

Restriction on Redemption and Cash Dividends. The Company may not redeem or pay any cash dividend on its capital stock without the express written consent of holders of a majority of the outstanding principal amount of the Convertible Debentures, except with respect to the Company’s obligations under its Unsecured Convertible Debentures Due 2007, its Series A2 Convertible Preferred Stock, its Series B Convertible Preferred Stock and its Series C2 Convertible Preferred Stock.

Cash and Unsecured Indebtedness Ratio. The Company is required to maintain a cash to unsecured indebtedness ratio of at least 0.8 to 1.0 while the Convertible Debentures are outstanding.

Warrants

The Warrants have a three year term and each Warrant is exercisable for a number of shares of Common Stock (“Warrant Shares”) equal to approximately 35% of the number of shares of Common Stock underlying the Convertible Debentures at a per share exercise price equal to $1.14, which exercise price is payable in cash except as set forth below. If a registration statement covering the resale of Warrant Shares is not in effect, such holder may, in its discretion, exercise such holder’s Warrant in whole or in part through a cashless exercise in which the holder will be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price at the time of exercise.

The exercise price of the Warrants contain the same antidilution price adjustment provisions as the Convertible Debentures. In addition, the Warrants contain the same limitations on exercise as are described above under “Convertible Debentures - Limitations on Exercise.”

During the 90 day period following the Company’s consummation of a fundamental transaction, a holder of a Warrant has the right to require the Company to purchase the Warrant from the holder at a price equal to the Black Scholes value (as such term is defined in the Warrant).

Registration Rights Agreement

The Registration Rights Agreement provides for the registration of the resale of (i) shares of Common Stock issuable upon conversion of the Convertible Debentures, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) any shares of Common Stock issued or issuable with respect to interest payable under the Convertible Debentures and (iv) any shares of Common Stock issued or issuable with respect to any of the foregoing following a stock split, stock dividend recapitalization, exchange of similar event (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company is required to prepare and file with the SEC, as soon as practicable but in no event later than 45 days after the Closing Date, a registration statement registering the Registrable Securities for resale, and to use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, but in no event later than 90 days after the closing date.

If (i) the Company fails to file the Registration Statement prior to the filing deadline, (ii) the Company fails to cause the Registration Statement to be declared effective on or before the 120th day after the closing of the sale of the Convertible Debentures and the Warrants or (iii) after the Registration Statement is declared effective by the SEC, resales of the Registrable Securities included therein cannot be made for more than five business days pursuant to such Registration Statement (other than during an allowable Grace Period), the Company will be required to pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.5% of the aggregate purchase price of such holder’s Registrable Securities for each 30-day period until such failure is cured, except if such failure is the result of the failure of such holder to provide the Company with information reasonably requested by the Company and necessary to complete, amend or supplement the Registration Statement or the result of the Buyer’s legal counsel to provide timely comments or objections to the Registration Statement.

All reasonable expenses, other than underwriting discounts and commissions and as set forth below, incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement are to be paid by the Company. The Company also agreed to reimburse the holders of Registrable Securities for the fees and disbursements of legal counsel in connection with registration, filing or qualification pursuant to the Registration Rights Agreement which amount shall be limited to $10,000 in the aggregate.

Pursuant to the Registration Rights Agreement, the Company agreed to indemnify each Buyer from and against any liabilities arising out of material misstatements or omissions set forth in the Registration Statement or any prospectus included therein, subject to customary exceptions.

Voting Agreement

In order to induce the Buyers to enter into the Securities Purchase Agreement, certain stockholders of the Company entered into a Voting Agreement with the Company whereby each such stockholder agreed that, at any special or annual meeting of the stockholders of the Company, and in any action by written consent of the Company’s stockholders, in each case for the purpose of considering and approving the Company’s issuance of all of the shares of Common Stock issued and issuable upon conversion of the Convertible Debentures and upon exercise of the Warrants and as otherwise described in the Transaction Documents in accordance with applicable law and the Nasdaq Marketplace Rules, such stockholder will vote the Common Stock owned by such stockholder, any shares of Common Stock issuable upon the exercise of any options owned by such stockholder (to the extent any such options have been exercised) and any other securities held by such stockholder in favor of the proposal described above.

Item 3.02. Unregistered Sales of Equity Securities.

The private placement of the Convertible Debentures and the Warrants contemplated by the Purchase Agreement will be made in reliance upon the exemption from registration provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. Each Buyer represented to the Company in the Securities Purchase Agreement that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, and certificates representing the Convertible Debentures and the Warrants contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Convertible Debenture.

4.2	Form of Warrant.

10.1	Securities Purchase Agreement, dated February 15, 2007, among the Company and the investors listed on the Schedule of Buyers attached thereto.

10.2	Registration Rights Agreement, dated February 15, 2007, among the Company and the investors listed on the Schedule of Buyers attached thereto

10.3	Voting Agreement dated February 15, 2007 by and among the Company and the stockholders signatory thereto.

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K and the exhibits hereto may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: February 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Debenture.
4.2	Form of Warrant.
10.1	Securities Purchase Agreement, dated February 15, 2007, among the Company and the investors listed on the Schedule of Buyers attached thereto.
10.2	Registration Rights Agreement, dated February 15, 2007, among the Company and the investors listed on the Schedule of Buyers attached thereto.
10.3	Voting Agreement dated February 15, 2007 by and among the Company and the stockholders signatory thereto.